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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Amendment 2 to Registration Statement on Form S-1 of our reports dated April 27, 2000 relating to the consolidated financial statements and financial statement schedule of Digital:Convergence Corporation, formerly known as DigitalConvergence.:Com Inc., and reports dated February 29, 2000, except as to Note 11 which is as of April 27, 2000 relating to the financial statements and financial statement schedules of Infotainment Telepictures, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                          PricewaterhouseCoopers LLP



Dallas, Texas
November 13, 2000